EXHIBIT 3.3


     Specimen  Stock  Certificate

     Incorporated  Under  the  Laws  of  the  State  of  Delaware




TALRAM  CORPORATION

         20,000,000  Shares  Par  Value  $.0001  Each
         Common  Stock

This  is  to  certify  that                     is  the  owner  of
fully  paid  and  non-assessable
shares of the above corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorse. Witness, the seal of the Corporation and the signatures of its duly authorized officers. Dated


Secretary                                                        President